Exhibit 23.1

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our reported dated June 14, 2011 on the financial statements of Ballroom Dance Fitness, Inc., a Florida corporation (the "Company"), in the Company's Registration Statement on Form S-1 Amendment No. 9 filed with the Securities Exchange Commission on November 3, 2011 (the "Registration Statement").

We also consent to the reference to us under the heading "Experts" in the Registration Statement.

/s/ Malcolm Pollard CPA, P.C.
Malcolm Pollard CPA, P.C.
4845 W. Lake Road, #119
Erie, PA  16505

Dated: November 3, 2011

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